Exhibit 4.26

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR IN SOUTH SAINT PAUL, MN	INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
	THE ST. PAUL TRAVELERS COMPANIES, INC.	CUSIP 792860 10 8

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE VOTING COMMON STOCK OF

THE ST. PAUL TRAVELERS COMPANIES, INC.

each transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned by the Transfer Agent and Register.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Bruce A. Backberg	/s/ Jay S. Fishman
CORPORATE SECRETARY	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
WELLS FARGO BANK, N.A.

TRANSFER AGENT
AND REGISTRAR

BY	/s/ Jennie Kaufman

AUTHORIZED SIGNATURE

The Corporation will furnish to any shareholder, without charge and upon request addressed to the Corporation at its principal office at 385 Washington Street, St. Paul, Minnesota 55102, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Corporation’s Board of Directors to determine the relative rights and preferences of subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

TEN COM	– as tenants in common	UTMA –		Custodian
			(Cust)		(Minor)
TEN ENT	– as tenants by entireties		under Uniform Transfer to Minors

JT TEN	– as joint tenants with right of survivorship		Act
	and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

______________________________________________________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________  attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE PAGE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OF ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”).  THE NEW YORK STOCK EXCHANGE, INC MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE